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                                                                EXHIBIT 23(e)



                             ACCOUNTANTS' CONSENT

        We consent to the use of our reports, dated 10th January, 1996, with respect to the balance sheet of Arcadian Trinidad Ammonia Limited as of 31st December, 1995 and the related statements of operations, stockholders' equity and cash flows for the year then ended, incorporated herein by reference, and to the reference to our firm under the heading of "Experts" in the Proxy Statement.


/s/ COOPERS & LYBRAND

Coopers & Lybrand
(previously traded as Deloitte & Touche)
Chartered Accountants
Port of Spain
Trinidad, W.I.

24th January, 1997